Contact:
                                                                        --------
                                                             Kley Parkhurst, SVP
                                                        ePlus Investor Relations
                                                               Tel: 703-709-1924
                                                            kparkhurst@eplus.com


                    EPLUS INCREASES MULTIYEAR CREDIT FACILITY
        Amended Multiyear Facility Upsized to $35 Million, 3-1/4 Year Term

HERNDON, VA - January 19, 2001 - ePlus inc. (Nasdaq: "PLUS"), a leading provider of remotely-hosted, Web-based e-procurement, asset management, and financing solutions, announced that it has increased its current credit facility to a maximum of $35 Million from $20 million and lengthened its term to 3-1/4 years from 364 days. In addition, Branch Banking and Trust Company ("BB&T") and PNC Bank, N.A. have joined the bank group as participants, and National City Bank is continuing as Agent.

Phillip G. Norton, chairman, president and chief executive officer said "National City Bank has done a great job of syndicating our facility. NatCity's confidence in ePlus and its execution of our multi-year facility really highlights our competitive strengths in this market: a strong balance sheet, consistent financial results and cash flow, and most importantly, the validity and success of our business strategy to accelerate our e-commerce services within our established businesses. We believe that having positive GAAP earnings gives us a real competitive advantage in this new market environment, in acquiring and keeping customers, who today scrutinize the financial strength and longevity of their vendors and service providers more than before."

Mr. Norton continued "We are very pleased that two excellent banks have joined our facility, BB&T and PNC. They are top-notch financial services organizations and we look forward to working with them over the duration of the facility."

ePlus, ePlusSuite, Procure+, Manage+, and Service+ are trademarks of ePlus inc. Finance+ is a registered service mark of ePlus inc.. Other trademarks and service marks used herein are the property of their respective owners.

About National City:

National City Corporation (NYSE: NCC) is an $85 billion financial holding company based in Cleveland, Ohio. The company offers a full range of financial services including investment banking, brokerage, mutual fund, insurance and traditional banking services to individuals and businesses. National City has offices in Ohio, Pennsylvania, Michigan, Indiana, Kentucky and Illinois. National City can be found on the World Wide Web www.national-city.com.

About BB&T:

Branch Banking and Trust Company is the principal subsidiary of Winston- Salem, N.C.-based BB&T Corporation (NYSE: BBT - news). With $59.1 billion in assets, BB&T Corp. is the nation's 17th largest financial holding company. BB&T operates 888 banking offices in the Carolinas, Virginia, Maryland, West Virginia, Georgia, Tennessee, Kentucky, and Washington, D.C. BB&T and its subsidiaries offer full-service commercial and retail banking and additional financial services such as investments, retail brokerage, corporate finance, international banking, leasing and trust. More information is available at www.BBandT.com.

About PNC:

PNC Financial Services Group, Inc. (NYSE: PNC), headquartered in Pittsburgh, is one of the nation's largest diversified financial services organizations with over $70 Billion in assets, providing regional banking, corporate banking, real estate finance, asset-based lending, wealth management, asset management and global fund processing services. More information about PNC can be obtained on the Web at http://www.pnc.com.

About ePlus:

ePlus is a leading provider of remotely-hosted, Web-based e-procurement, asset management, and financing solutions. ePlus both simplifies and shortens the implementation process by including customized workflow management and hosting the Procure+ and Manage+ solutions for its customers.

ePlus has 156 e-commerce customers which includes 116 implemented customers. Founded in 1990, the company is headquartered in Herndon, VA and has more than 20 locations in the US. For more information, visit our website at www.eplus.com, call 800-827-5711 or email to info@eplus.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, may be deemed to contain forward-looking statements. Actual results may vary due to the following risks and uncertainties, including, without limitation, general economic conditions; fluctuations in operating results; its ability to effectively manage future growth, to retain and efficiently integrate our executive management team, and to identify, hire, train and retain, in a highly competitive market, individuals highly skilled in the Internet and its rapidly changing technology; the lack of long-term contracts in certain business units; its ability to enter into and retain its existing, strategic relationships; market acceptance; rapid technological change; a decline in Internet usage and intense competition in its market; its ability to effectively integrate the operational, managerial and financial aspects of future acquisitions; demand and competition for the Company's lease financing and equipment sales and asset management services, and the products to be leased or sold by the Company; the continued availability to the Company of adequate financing in general and availability under the line of credit discussed herein; the ability of the Company to recover its investment in equipment through remarketing; the successful execution of its e-commerce strategy; the amount of equipment ordered, purchased and/or leased by the customers in this release; and other risks or uncertainties detailed in the Company's Securities and Exchange Commission filings. Investors are cautioned that current financial results may not be indicative of future results.


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